SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ARQULE, INC.
(Exact Name of registrant as specified in its charter)

Delaware	58-1959440

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
19 Presidential Way,
Woburn, Massachusetts 01801
(Address, including zip code, of principal executive offices)
ArQule, Inc. 2005 Director Stock Compensation Plan
(Full title of the plan)
Dr. Stephen A. Hill
President and Chief Executive Officer
ArQule, Inc.
19 Presidential Way,
Woburn, Massachusetts 01801
(781) 994-0300
(Name, address, including zip code, and telephone number including area code, of agent for service)
Copy to:
Richard E. Baltz, Esq.
Arnold & Porter
555 12th Street, N.W.
Washington, D.C. 20004
(202) 942-5124

Calculation of Registration Fee

Title of securities to be	Amount to be	Proposed	Proposed maximum	Amount of
registered	registered (1)	maximum offering	aggregate offering	registration fee
		price per unit (2)(3)	price (3)
Common Stock, $.01 par value	250,000	$7.03	$1,757,500	$188.05

(1)	Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the 2005 Director Stock Compensation Plan.

(2)	Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on December 1, 2005 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4 2005 DIRECTOR STOCK COMPENSATION PLAN
EX-5 OPINION OF ROBERT J. CONNAUGHTON, JR.
EX-23.2 CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-24 POWER OF ATTORNEY

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company (File No. 000-21429) with the Commission under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005;
(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on April 29, 2005;
(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 5, 2005;
(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 4, 2005;
(e)	The Company’s Current Reports on Form 8-K filed with the Commission on January 24, 2005, January 25, 2005, January 31, 2005, February 18, 2005, April 7, 2005, April 11, 2005, May 6, 2005, June 15, 2005; September 16, 2005, September 30, 2005, October 17, 2005, and November 17, 2005; and
(f)	The description of the Company’s Common Stock contained in a registration statement on Form 8-A filed with the Commission on September 25, 1996, and any amendments or reports filed for the purpose of updating such description.
     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Exhibit 4	ArQule, Inc. 2005 Director Stock Compensation Plan.

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc., filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Woburn,
     Commonwealth of Massachusetts, on December 5, 2005.

ARQULE, INC.
By:	/s/ Stephen A. Hill
Stephen A. Hill
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Stephen A. Hill Stephen A. Hill	President, Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2005
/s/ Louise A. Mawhinney Louise A. Mawhinney	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)	December 5, 2005
/s/ Patrick J. Zenner Patrick J. Zenner	Chairman of the Board	December 5, 2005
/s/ Michael J. Astrue Michael J. Astrue	Director	December 5, 2005
/s/ Laura Avakian Laura Avakian	Director	December 5, 2005
/s/ Timothy C. Barabe Timothy C. Barabe	Director	December 5, 2005
/s/ Werner Cautreels Werner Cautreels	Director	December 5, 2005
/s/ Tuan Ha-Ngoc Tuan Ha-Ngoc	Director	December 5, 2005
/s/ Ronald M. Lindsay Ronald M. Lindsay	Director	December 5, 2005
/s/ William G. Messenger William G. Messenger	Director	December 5, 2005

INDEX TO EXHIBITS

Exhibit 4	ArQule, Inc. 2005 Director Stock Compensation Plan, filed herewith.

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc., filed herewith.